KIRKPATRICK & LOCKHART LLP
                             ONE INTERNATIONAL PLACE
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 261-3100





MARK P. GOSHKO
(617) 261-3163
GOSHKOMP@KL.COM


                                      January 27, 1999

Eaton Vance Municipal Income Trust
24 Federal Street
Boston, MA  02110

Dear Sirs:

         This opinion is furnished in connection with the registration by Eaton Vance Municipal Income Trust, a business trust organized under the laws of the Commonwealth of Massachusetts ("Fund"), of 800,000 shares of beneficial interest, par value $.01 per share ("Shares"), under the Securities Act of 1933, as amended, pursuant to a registration statement on Form N-2 (File No. 333-68719), as amended ("Registration Statement"), in the amounts set forth under "Amount Being Registered" on the facing page of the Registration Statement.

         As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Agreement and Declaration of Trust of the Fund, the By-Laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable (except as described in the Registration Statement) shares of common stock of the Fund.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                                 Very truly yours,


                                                 /s/ Kirkpatrick & lockhart LLP
                                                 ------------------------------
                                                 Kirkpatrick & Lockhart LLP